Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

FOUR TIMES SQUARE NEW YORK 10036-6522	FIRM/AFFILIATE OFFICES
BOSTON
CHICAGO
TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com	HOUSTON LOS ANGELES PALO ALTO SAN FRANCISCO
WASHINGTON, D.C. WILMINGTON
December 20, 2013	BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MOSCOW MUNICH PARIS SÃO PAULO SHANGHAI SINGAPORE SYDNEY TOKYO TORONTO VIENNA

Chase Bank USA, National Association

201 North Walnut Street

Wilmington, Delaware 19801

Re:	Registration Statement on Form S-3 for Chase Issuance Trust (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special counsel to Chase Bank USA, National Association (the “Depositor”) in connection with the Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance from time to time of certain asset backed securities (the “Notes”) pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act.

The Notes will be issued by the Chase Issuance Trust (the “Issuing Entity”), a Delaware statutory trust created pursuant to the Third Amended and Restated Trust Agreement, dated as of March 14, 2006 (the “Trust Agreement”), between the Depositor, as beneficiary and transferor, and Wilmington Trust Company, as owner trustee (the “Owner Trustee”). The Notes will be issued under the Third Amended and Restated Indenture, dated as of December 19, 2007, as amended by the Amendment thereto, dated as of July 9, 2013, and as further amended by Amendment No. 2 thereto, dated as of December 20, 2013 (the “Master Indenture”), between the Issuing Entity and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by (x) the Second Amended and Restated Asset Pool One Supplement, dated as of December 19, 2007, as amended by the Amendment thereto, dated as of December 20, 2013 (the “Asset Pool One Supplement”), between the Issuing Entity, the Indenture Trustee and Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”), (y) the Amended and Restated CHASEseries Indenture Supplement (the “CHASEseries Indenture Supplement”), dated as of October 15, 2004, among the Issuing Entity, the Indenture Trustee and the Collateral Agent, and (z) the applicable form of Terms Document for the Class A Notes, the Class B Notes and the Class C Notes (each, a “Terms Document” and, together with the Master Indenture, the Asset Pool One Supplement and the CHASEseries Indenture Supplement, the “Indenture”), to be dated as of the date of the issuance of a class of Notes, between the Issuing Entity and the Indenture Trustee. The Indenture, together with the Trust Agreement and the Third Amended and Restated Transfer and Servicing Agreement, dated as of December 19, 2007, as amended by the First Amendment thereto, dated as of May 8, 2009, as further amended by Amendment No. 2 thereto, dated as of July 9, 2013, and as further amended by Amendment No. 3 thereto, dated as of December 20, 2013 (the “Transfer and

Chase Bank USA, National Association

December 20, 2013

Servicing Agreement”), among the Depositor, the Issuing Entity, the Indenture Trustee and the Collateral Agent, are collectively referred to herein as the “Basic Documents”.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Master Indenture; (iii) the Asset Pool One Supplement; (iv) the CHASEseries Indenture Supplement; (v) the forms of Terms Documents; (vi) the Trust Agreement; (vii) the Transfer and Servicing Agreement; and (viii) certain resolutions adopted by the Board of Directors of the Depositor. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Depositor and the Issuing Entity and such agreements, certificates of public officials, certificates of officers or other representatives of the Depositor, the Issuing Entity and others, and such other documents certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Capitalized terms used but not otherwise defined in this opinion have the meaning specified in the Indenture.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Depositor and the Issuing Entity, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Depositor, the Issuing Entity and others.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the terms of the Notes and their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon the Issuing Entity and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuing Entity, and (ii) the Notes have been issued in a form that complies with the Indenture, the Notes have been duly executed and authenticated in accordance with the terms of the Indenture, and issued and delivered against payment therefore as provided in the Indenture, the Notes will be valid and binding obligations of the Issuing Entity enforceable against the Issuing Entity in accordance with their terms, except to the extent that enforcement may be limited by (1) bankruptcy, insolvency, receivership,

Chase Bank USA, National Association

December 20, 2013

reorganization, moratorium, conservatorship, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally or the rights of creditors of national banking associations and Delaware statutory trusts, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (3) the qualification that certain of the remedial provisions, including waivers, of the Indenture with respect to the exercise of remedies against the collateral contained in the Indenture may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Indenture, taken as a whole, and the Indenture, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security provided thereby.

In rendering the opinions set forth above, we have assumed that the execution and delivery by the Issuing Entity of the Indenture and the Notes and the performance by the Issuing Entity of its obligations thereunder will not violate, conflict with or constitute a default under any agreement or instrument to which the Issuing Entity or its properties is subject (except that we do not make this assumption with respect to any of the Basic Documents).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP